CAMDEN RAINEY STREET

Featured Community: Camden Rainey Street ● Austin, TX ● 326 Apartment Homes ● Acquired May 1, 2019

CAMDEN

Living Excellence

1Q20 Earnings Release & Supplemental Financial Information

11 Greenway Plaza ● Houston TX 77046 ● (713) 354-2500 ● camdenliving.com
Investor Relations Contact ● Kim Callahan ● (713) 354-2549

CAMDEN	TABLE OF CONTENTS

In addition to historical information, this document contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden (the “Company”) operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in this document represent management’s opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

CAMDEN PROPERTY TRUST ANNOUNCES FIRST QUARTER 2020 OPERATING RESULTS

Houston, Texas (May 7, 2020) - Camden Property Trust (NYSE:CPT) (the "Company") announced today operating results for the three months ended March 31, 2020. Net Income Attributable to Common Shareholders (“EPS”), Funds from Operations (“FFO”), and Adjusted Funds from Operations (“AFFO”) for the three months ended March 31, 2020 are detailed below. A reconciliation of EPS to FFO is included in the financial tables accompanying this press release.

“We are pleased to report strong performance for the first quarter of 2020, with same property growth and FFO per share both slightly better than anticipated,” said Richard J. Campo, Camden’s Chairman and CEO. “Despite the challenging and unprecedented circumstances we all currently face, Camden is committed to providing a great place to live for our residents and a great place to work for our team members, and our top priority is the continued safety and well-being of those groups.”

	Three Months Ended
	March 31
Per Diluted Share	2020	2019
EPS	$0.43	$0.40
FFO	$1.35	$1.22
AFFO	$1.20	$1.12

	Quarterly Growth	Sequential Growth
Same Property Results	1Q20 vs. 1Q19	1Q20 vs. 4Q19
Revenues	3.7%	0.4%
Expenses	0.1%	3.4%
Net Operating Income ("NOI")	5.7%	(1.1)%

Same Property Results	1Q20	1Q19	4Q19
Occupancy	96.1%	95.9%	96.2%

For 2020, the Company defines same property communities as communities owned and stabilized since January 1, 2019, excluding communities under redevelopment and properties held for sale. A reconciliation of net income to NOI and same property NOI is included in the financial tables accompanying this press release.

April Collections

Same Property Scheduled Rents*	April 2020	April 2019	1Q20
Collected	94.3%	98.6%	97.9%
Deferred/Payment Plan Arranged	2.5%	—	—
Delinquent	3.2%	1.4%	2.1%

*Rent is recognized as earned. The Company evaluates collectability on an ongoing basis and any accounts considered uncollectible are subsequently reserved against property revenues.

Retail revenues are not included above and comprise approximately 0.8% of total property revenues. The Company collected 41% of its retail billings in April 2020.

Operating Statistics - Same Property Portfolio

New Lease and Renewal Data (1) (2)	April 2020	April 2019	1Q20
New Lease Rates	(2.5)%	2.9%	0.5%
Renewal Rates	0.1%	5.6%	4.2%
Blended Rates	(0.8)%	4.1%	2.5%

New Leases Signed	1,322	2,025	1,471
Renewals Signed	2,485	1,731	1,717
Total Leases Signed	3,807	3,756	3,188

(1) Average change in same property new lease and renewal rates vs. expiring lease rates when signed.
(2) 1Q20 data represents average monthly leases signed during the quarter.

Occupancy and Turnover Data	April 2020	April 2019	1Q20
Occupancy	95.6%	96.0%	96.1%
Annualized Gross Turnover	47%	49%	46%
Annualized Net Turnover	37%	42%	37%

Development Activity
During the quarter, lease-up was completed at Camden Grandview II in Charlotte, NC and leasing began at Camden Downtown I in Houston, TX. In addition, the Company elected to temporarily suspend construction on Camden Atlantic, a previously early-stage new development in Plantation, FL.

Development Communities - Construction Completed and Projects in Lease-Up ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Cost	as of 5/6/2020
Camden North End I	Phoenix, AZ	441	$98.8	81%
Total		441	$98.8	81%

Development Communities - Construction Ongoing ($ in millions)

		Total	Total	% Leased
Community Name	Location	Homes	Budget	as of 5/6/2020
Camden Downtown I	Houston, TX	271	$132.0	16%
Camden RiNo	Denver, CO	233	75.0
Camden Lake Eola	Orlando, FL	360	120.0
Camden Buckhead	Atlanta, GA	366	160.0
Camden North End II	Phoenix, AZ	343	90.0
Camden Hillcrest	San Diego, CA	132	95.0
Camden Cypress Creek II (JV)	Cypress, TX	234	38.0
Total		1,939	$710.0

Acquisition/Disposition Activity
During the quarter, Camden acquired 4.9 acres of land in Raleigh, NC for $18.2 million for the future development of approximately 355 apartment homes. The Company also sold approximately 4.7 acres of land adjacent to one of our operating communities in Raleigh, NC for approximately $0.8 million and recognized a gain of $0.4 million.

Capital Markets Transactions
Subsequent to quarter-end, the Company issued $750.0 million of senior unsecured notes under its existing shelf registration statement. These 10-year notes were offered to the public at 99.929% of par value with a coupon of 2.800%. Camden received net proceeds of approximately $743.1 million, net of underwriting discounts and other estimated offering expenses.

Liquidity Analysis
As of April 30, 2020, the Company had approximately $1.45 billion of liquidity comprised of $562 million in cash and cash equivalents and no amounts outstanding on its $900 million unsecured credit facility. The Company has no scheduled debt maturities until 2022, and had $235 million left to fund under its existing wholly-owned development pipeline at quarter-end.

Resident Relief Funds
Subsequent to quarter-end, Camden announced two Resident Relief Funds for residents experiencing financial losses caused by the COVID-19 pandemic. The Resident Relief Funds were intended to help residents impacted by COVID-19 by providing financial assistance for living expenses such as food, utilities, medical expenses, insurance, childcare or transportation. To date, the Resident Relief Funds have paid approximately $10.4 million to approximately 8,200 Camden residents.

“We are proud that we were able to provide meaningful financial assistance to so many of our residents through our Camden Cares Resident Relief Fund. Our timely response provided a bridge to our hardest hit residents to transition to other forms of assistance such as stimulus checks, unemployment benefits and Payroll Protection Plan payments”, said Keith Oden, Camden’s Executive Vice-Chairman. “Below we have included the communication we sent to our residents recapping the Camden Cares Resident Relief Fund as well as one of the hundreds of heartfelt expressions of gratitude we received from our residents.”

Letter to Camden Residents
Dear Camden Residents,

First and foremost, it is our sincere hope you and your loved ones have remained safe and in good health during the ongoing COVID-19 outbreak. The safety and health of Camden’s residents and our employees have always been and will remain our top priority. We also have great concern for the financial hardship the pandemic has imposed on many of our residents. That concern led us to create the $5,000,000 Camden Cares Resident Relief Program.

As we shared last week, we have already approved and delivered funds to 2,367 Camden residents with a total dollar value of $4,540,000. This left us with $460,000 remaining of our initial $5,000,000 fund. The balance was due to some residents not requesting the maximum grant available and the denial of some applications which did not meet the criteria. To fulfill our commitment and distribute the full $5,000,000, this past Monday, April 20, 2020, we re-opened the website for 30 minutes to allow additional residents to submit applications. All residents who submitted a qualified application demonstrating loss of income due to COVID-19 were to split the remaining $460,000. Since Monday, we reviewed and approved an additional 5,819 applications, which would have resulted in a grant of $79 per person. However, due to the unprecedented financial need demonstrated by so many residents, Camden increased our initial commitment of $5,000,000 to $10,359,000. This will allow all 5,819 approved applications from this past Monday to receive grants equaling $1,000 each.

We are pleased that this increase in our Camden Cares Resident Relief Fund to $10,359,000 has provided financial support to 8,186 Camden residents. If you applied for relief on April 20th, you will receive an email of your approval or denial later today. We appreciate you as a resident and look forward to continuing to provide you with living excellence for many years to come. We are all in this together.

Team Camden

Resident Thank You Note
I just wanted to write and say thank you so much. Reading this email literally brought me to tears, and it’s a true privilege to live in a Camden owned property. Never in my life have I seen a company willingly double its promised commitment. You didn’t have to give everyone who applied $1,000, you could have just fulfilled your commitment of $79 each and called it a day but you didn’t. You went above and beyond and I’m literally moved to tears from the kindness and generosity your company has shown. I have lived in two different Camden locations since 2016, and this email has encouraged me that I definitely picked the right place to live. I haven’t received word on whether or not we are approved yet, but even before we get an answer I just wanted to say thank you for what you’ve done.

You have a special place in our hearts forever and we are just floored by Camden. I might be crying off and on today, but after so much craziness in this world, it’s moments like these where you just have to stop and be grateful. You see the struggles of people, and Camden is a company for PEOPLE. You see us not just as a dollar sign and our hearts are touched. Thank you for everything and for helping so many people who have lost jobs in this time.

From The Demir Family (Samet + Cemile) at Camden College Park

Employee Relief Efforts
In April 2020, we made available up to $1.0 million to help our employees who have incurred additional expenses or are dealing with financial challenges due to the impact of COVID-19, with our executives donating up to $250,000 and the remaining $750,000 donated by the Company.

In May 2020, Camden's Chairman and CEO, and Executive Vice-Chairman each agreed to voluntarily reduce the amount of his annual bonuses (cash or shares) which may be awarded in the future by $500,000. The aggregate $1.0 million compensation reduction will serve as a contribution to the Resident Relief Funds and to a $3.0 million bonus paid in May 2020 to our on-site and construction employees of the Company who have continued to provide ongoing essential services during the COVID-19 pandemic.

Earnings Guidance
Given the uncertainty surrounding the social and economic impact from COVID-19, Camden has withdrawn its 2020 earnings guidance and will not be providing an update to its financial outlook at this time.

Conference Call
Friday, May 8, 2020 at 10:00 AM CT
Domestic Dial-In Number: (888) 317-6003; International Dial-In Number: (412) 317-6061
Passcode: 9204638
Webcast: https://services.choruscall.com/links/cpt200508.html

Supplemental financial information is available in the Investors section of the Company’s website under Earnings Releases or by calling Camden’s Investor Relations Department at (713) 354-2787.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates, and projections about the industry and markets in which Camden operates, management's beliefs, and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Factors which may cause the Company’s actual results or performance to differ materially from those contemplated by forward-looking statements are described under the heading “Risk Factors” in Camden’s Annual Report on Form 10-K and in other filings with the Securities and Exchange Commission (SEC). Forward-looking statements made in today’s press release represent management’s current opinions at the time of this publication, and the Company assumes no obligation to update or supplement these statements because of subsequent events.

About Camden
Camden Property Trust, an S&P 400 Company, is a real estate company primarily engaged in the ownership, management, development, redevelopment, acquisition, and construction of multifamily apartment communities. Camden owns interests in and operates 164 properties containing 56,112 apartment homes across the United States. Upon completion of 7 properties currently under development, the Company’s portfolio will increase to 58,051 apartment homes in 171 properties. Camden has been recognized as one of the 100 Best Companies to Work For® by FORTUNE magazine for 13 consecutive years, most recently ranking #18. The Company also received a Glassdoor Employeesʼ Choice Award in 2020, ranking #25 for large U.S. companies.

For additional information, please contact Camden’s Investor Relations Department at (713) 354-2787 or access our website at camdenliving.com.

CAMDEN	FINANCIAL HIGHLIGHTS
(In thousands, except per share, property data amounts and ratios)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Property revenues	$265,879	$248,567

Adjusted EBITDA	153,996	138,721

Net income attributable to common shareholders	43,284	38,613
Per share - basic	0.43	0.40
Per share - diluted	0.43	0.40

Funds from operations	136,319	120,663
Per share - diluted	1.35	1.22

Adjusted funds from operations	121,494	111,008
Per share - diluted	1.20	1.12

Dividends per share	0.83	0.80
Dividend payout ratio (FFO)	61.5%	65.6%

Interest expensed	19,707	20,470
Interest capitalized	4,529	2,732
Total interest incurred	24,236	23,202

Principal amortization	—	266

Net Debt to Annualized Adjusted EBITDA (a)	4.2x	4.0x
Interest expense coverage ratio	7.8x	6.8x
Total interest coverage ratio	6.4x	6.0x
Fixed charge expense coverage ratio	7.8x	6.7x
Total fixed charge coverage ratio	6.4x	5.9x
Unencumbered real estate assets (at cost) to unsecured debt ratio	3.5x	4.0x

Same property NOI increase (b)	5.7%	3.6%
(# of apartment homes included)	43,710	42,618

Gross turnover of apartment homes (annualized)	46%	48%
Net turnover (excludes on-site transfers and transfers to other Camden communities)	37%	38%

	As of March 31,
	2020	2019
Total assets	$6,715,570	$6,285,394
Total debt	$2,606,876	$2,124,819
Common and common equivalent shares, outstanding end of period (c)	101,135	100,705
Share price, end of period	$79.24	$101.50
Book equity value, end of period (d)	$3,671,324	$3,726,320
Market equity value, end of period (e)	$8,013,937	$10,221,558

(a) Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results.

(b) "Same Property" Communities are communities which were owned by the Company and stabilized since January 1, 2019, excluding communities under redevelopment and properties held for sale.

(c) Includes at March 31, 2020: 99,387 common shares, plus 1,748 common share equivalents upon the assumed conversion of non-controlling units.

(d) Includes: common shares, common units, common share equivalents, and non-qualified deferred compensation share awards.

(e) Includes: common shares, common units, and common share equivalents.

Note: Please refer to pages 27, 28 and 29 for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	OPERATING RESULTS
(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
OPERATING DATA

Property revenues (a)	$265,879	$248,567

Property expenses
Property operating and maintenance	59,956	56,948
Real estate taxes	34,180	33,890
Total property expenses	94,136	90,838

Non-property income
Fee and asset management	2,527	1,843
Interest and other income	329	298
Income/(Loss) on deferred compensation plans	(14,860)	10,356
Total non-property income (loss)	(12,004)	12,497

Other expenses
Property management	6,527	6,657
Fee and asset management	843	1,184
General and administrative	13,233	13,308
Interest	19,707	20,470
Depreciation and amortization	91,859	80,274
Expense/(Benefit) on deferred compensation plans	(14,860)	10,356
Total other expenses	117,309	132,249

Gain on sale of land	382	—
Equity in income of joint ventures	2,122	1,912
Income from continuing operations before income taxes	44,934	39,889
Income tax expense	(467)	(168)
Net income	44,467	39,721
Less income allocated to non-controlling interests	(1,183)	(1,108)
Net income attributable to common shareholders	$43,284	$38,613

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Net income	$44,467	$39,721
Other comprehensive income
Unrealized (loss) on cash flow hedging activities	—	(5,938)
Reclassification of net loss (gain) on cash flow hedging activities, prior service cost and net loss on post retirement obligation	366	(375)
Comprehensive income	44,833	33,408
Less income allocated to non-controlling interests	(1,183)	(1,108)
Comprehensive income attributable to common shareholders	$43,650	$32,300

PER SHARE DATA

Total earnings per common share - basic	$0.43	$0.40
Total earnings per common share - diluted	0.43	0.40

Weighted average number of common shares outstanding:
Basic	99,298	96,892
Diluted	99,380	97,041

(a) We elected to combine lease and non-lease components and thus present rental revenue in a single line item in our consolidated statements of income and comprehensive income.  For the three months ended March 31, 2020, we recognized $265.9 million of property revenue which consisted of approximately $236.6 million of rental revenue and approximately $29.3 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts.  This compares to property revenue of $248.6 million recognized for the three months ended March 31, 2019, made up of approximately $220.1 million of rental revenue and approximately $28.5 million of amounts received under contractual terms for other services considered to be non-lease components within our lease contracts. Revenue related to utility rebilling to residents was $6.9 million and $6.5 million for the three months ended March 31, 2020 and 2019, respectively.

Note: Please refer to pages 27, 28 and 29 for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	FUNDS FROM OPERATIONS
(In thousands, except per share and property data amounts)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
FUNDS FROM OPERATIONS

Net income attributable to common shareholders	$43,284	$38,613
Real estate depreciation and amortization	89,511	78,675
Adjustments for unconsolidated joint ventures	2,242	2,231
Income allocated to non-controlling interests	1,282	1,144
Funds from operations	$136,319	$120,663

Less: recurring capitalized expenditures (a)	(14,825)	(9,655)

Adjusted funds from operations	$121,494	$111,008

PER SHARE DATA
Funds from operations - diluted	$1.35	$1.22
Adjusted funds from operations - diluted	1.20	1.12
Distributions declared per common share	0.83	0.80

Weighted average number of common shares outstanding:
FFO/AFFO - diluted	101,128	98,797

PROPERTY DATA
Total operating properties (end of period) (b)	164	164
Total operating apartment homes in operating properties (end of period) (b)	56,112	55,945
Total operating apartment homes (weighted average)	49,017	47,957

(a) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.

(b) Includes joint ventures and properties held for sale, if any.

Note: Please refer to pages 27, 28 and 29 for definitions and reconciliations of all non-GAAP financial measures presented in this document.

CAMDEN	BALANCE SHEETS
(In thousands)

(Unaudited)

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
ASSETS
Real estate assets, at cost
Land	$1,206,130	$1,199,384	$1,158,342	$1,158,342	$1,127,485
Buildings and improvements	7,547,150	7,404,090	7,242,256	7,192,644	7,057,101
	8,753,280	8,603,474	8,400,598	8,350,986	8,184,586
Accumulated depreciation	(2,770,848)	(2,686,025)	(2,638,693)	(2,558,690)	(2,479,875)
Net operating real estate assets	5,982,432	5,917,449	5,761,905	5,792,296	5,704,711
Properties under development, including land	467,288	512,319	440,917	397,418	307,981
Investments in joint ventures	22,318	20,688	21,715	21,313	21,955
Total real estate assets	6,472,038	6,450,456	6,224,537	6,211,027	6,034,647
Accounts receivable – affiliates	20,344	21,833	23,170	22,297	21,337
Other assets, net (a)	196,544	248,716	238,014	233,335	217,663
Cash and cash equivalents	22,277	23,184	157,239	149,551	6,092
Restricted cash	4,367	4,315	5,686	5,392	5,655
Total assets	$6,715,570	$6,748,504	$6,648,646	$6,621,602	$6,285,394

LIABILITIES AND EQUITY
Liabilities
Notes payable
Unsecured	$2,606,876	$2,524,099	$2,432,137	$2,431,336	$2,079,136
Secured	—	—	45,250	45,467	45,683
Accounts payable and accrued expenses	156,841	171,719	170,689	128,371	126,964
Accrued real estate taxes	32,365	54,408	74,658	59,525	30,891
Distributions payable	84,112	80,973	80,764	80,767	80,771
Other liabilities (b)(c)	164,052	215,581	187,367	187,368	195,629
Total liabilities	3,044,246	3,046,780	2,990,865	2,932,834	2,559,074

Equity
Common shares of beneficial interest	1,069	1,069	1,065	1,065	1,064
Additional paid-in capital	4,569,995	4,566,731	4,538,422	4,533,667	4,527,659
Distributions in excess of net income attributable to common shareholders	(623,570)	(584,167)	(599,615)	(563,834)	(526,856)
Treasury shares, at cost	(342,778)	(348,419)	(348,556)	(348,480)	(349,655)
Accumulated other comprehensive income (loss) (d)	(6,163)	(6,529)	(6,438)	(6,795)	616
Total common equity	3,598,553	3,628,685	3,584,878	3,615,623	3,652,828
Non-controlling interests	72,771	73,039	72,903	73,145	73,492
Total equity	3,671,324	3,701,724	3,657,781	3,688,768	3,726,320
Total liabilities and equity	$6,715,570	$6,748,504	$6,648,646	$6,621,602	$6,285,394

(a) Includes net deferred charges of:	$3,399	$3,658	$4,358	$4,345	$5,081

(b) Includes net asset/(liability) and interest receivable/(payable) fair value of derivative instruments:	$—	$—	$—	$—	($13,370)

(c) Includes deferred revenues of:	$375	$408	$497	$581	$659

(d) Represents the unrealized net loss and unamortized prior service costs on post retirement obligations, and unrealized net gain (loss) on cash flow hedging activities.

CAMDEN	PORTFOLIO STATISTICS

(Unaudited)

COMMUNITY PORTFOLIO AT MARCH 31, 2020 (in apartment homes)

	Fully Consolidated					Non-Consolidated

	"Same Property"	Non-"Same Property" (a)	Completed in Lease-up	Under Construction	Total	Operating	Under Construction	Total	Grand Total
D.C. Metro (b)	5,381	1,200	—	—	6,581	281	—	281	6,862
Houston, TX	5,912	867	—	271	7,050	2,522	234	2,756	9,806
Atlanta, GA	4,262	—	—	366	4,628	234	—	234	4,862
Los Angeles/Orange County, CA	2,116	547	—	—	2,663	—	—	—	2,663
Dallas, TX	4,416	—	—	—	4,416	1,250	—	1,250	5,666
Phoenix, AZ	2,929	316	441	343	4,029	—	—	—	4,029
SE Florida	1,956	825	—	—	2,781	—	—	—	2,781
Orlando, FL	2,995	299	—	360	3,654	300	—	300	3,954
Denver, CO	2,632	—	—	233	2,865	—	—	—	2,865
Charlotte, NC	2,810	28	—	—	2,838	266	—	266	3,104
Raleigh, NC	2,350	540	—	—	2,890	350	—	350	3,240
Tampa, FL	2,286	—	—	—	2,286	450	—	450	2,736
Austin, TX	2,000	326	—	—	2,326	1,360	—	1,360	3,686
San Diego/Inland Empire, CA	1,665	—	—	132	1,797	—	—	—	1,797
Total Portfolio	43,710	4,948	441	1,705	50,804	7,013	234	7,247	58,051

(a) Includes redevelopment properties.

(b) D.C. Metro includes Washington D.C., Maryland, and Northern Virginia.

FIRST QUARTER NOI CONTRIBUTION PERCENTAGE BY REGION				WEIGHTED AVERAGE OCCUPANCY FOR THE QUARTER ENDED (e)

	"Same Property" Communities	Operating Communities (c)	Incl. JVs at Pro Rata % (d)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
D.C. Metro	15.7%	16.6%	16.3%	96.6%	96.3%	96.7%	96.7%	96.0%
Houston, TX	10.6%	10.8%	11.5%	94.7%	95.7%	95.5%	95.9%	95.2%
Atlanta, GA	9.8%	8.5%	8.4%	95.6%	96.0%	96.2%	96.3%	96.4%
Los Angeles/Orange County, CA	7.2%	8.5%	8.3%	95.2%	95.9%	96.1%	95.5%	95.8%
Dallas, TX	7.8%	6.8%	7.1%	96.2%	96.3%	96.3%	96.0%	95.8%
Phoenix, AZ	6.7%	7.4%	7.1%	96.6%	96.5%	96.0%	95.3%	96.0%
SE Florida	5.6%	7.0%	6.8%	96.7%	96.1%	95.9%	95.7%	95.4%
Orlando, FL	6.0%	5.8%	5.7%	96.2%	95.9%	96.6%	96.5%	95.7%
Denver, CO	6.8%	5.9%	5.7%	95.5%	96.3%	96.0%	95.5%	95.5%
Charlotte, NC	6.0%	5.5%	5.5%	96.4%	96.0%	96.5%	96.1%	96.0%
Raleigh, NC	4.3%	4.8%	4.8%	95.8%	96.0%	96.1%	95.7%	95.5%
Tampa, FL	5.0%	4.3%	4.4%	95.9%	95.9%	95.8%	95.6%	96.1%
Austin, TX	3.6%	3.9%	4.3%	96.5%	96.1%	96.6%	96.3%	95.9%
San Diego/Inland Empire, CA	4.9%	4.2%	4.1%	94.3%	95.8%	95.7%	95.7%	95.1%
Total Portfolio	100.0%	100.0%	100.0%	95.9%	96.1%	96.1%	96.0%	95.8%

(c) Operating communities represent all fully-consolidated communities for the period, excluding communities under construction.

(d) Based on total NOI from operating communities plus Camden's pro-rata share of total NOI from unconsolidated joint venture communities.

(e) Occupancy figures include all stabilized operating communities owned during the period, including those held through unconsolidated joint venture investments.

CAMDEN	COMPONENTS OF PROPERTY
NET OPERATING INCOME
(In thousands, except property data amounts)

(Unaudited)

	Apartment	Three Months Ended March 31,
Property Revenues	Homes	2020	2019	Change
"Same Property" Communities (a)	43,710	$229,909	$221,807	$8,102
Non-"Same Property" Communities (b)	4,948	31,674	20,995	10,679
Development and Lease-Up Communities (c)	2,146	2,080	1,261	819
Disposition/Other (d)	—	2,216	4,504	(2,288)
Total Property Revenues	50,804	$265,879	$248,567	$17,312

Property Expenses
"Same Property" Communities (a)	43,710	$80,805	$80,764	$41
Non-"Same Property" Communities (b)	4,948	11,706	7,877	3,829
Development and Lease-Up Communities (c)	2,146	845	482	363
Disposition/Other (d)	—	780	1,715	(935)
Total Property Expenses	50,804	$94,136	$90,838	$3,298

Property Net Operating Income
"Same Property" Communities (a)	43,710	$149,104	$141,043	$8,061
Non-"Same Property" Communities (b)	4,948	19,968	13,118	6,850
Development and Lease-Up Communities (c)	2,146	1,235	779	456
Disposition/Other (d)	—	1,436	2,789	(1,353)
Total Property Net Operating Income	50,804	$171,743	$157,729	$14,014

(a) "Same Property" Communities are communities we owned and were stabilized since January 1, 2019, excluding communities under redevelopment and properties held for sale. The Company defines properties under redevelopment as communities with capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades. Management believes "Same Property" information is useful as it allows both management and investors to determine financial results over a particular period for the same set of communities.

(b) Non-"Same Property" Communities are stabilized communities not owned or stabilized since January 1, 2019, including communities under redevelopment, and excluding properties held for sale.

(c) Development and Lease-Up Communities are non-stabilized communities we have developed since January 1, 2019, excluding properties held for sale.

(d) Disposition/Other includes those communities disposed of by the Company, which are not classified as "Discontinued Operations". "Other" includes results from non-multifamily rental communities, expenses related to land holdings not under active development, and other miscellaneous revenues and expenses.

CAMDEN	"SAME PROPERTY"
FIRST QUARTER COMPARISONS
March 31, 2020
(In thousands, except property data amounts)

(Unaudited)

	Apartment
	Homes	Revenues			Expenses			NOI
Quarterly Results (a)	Included	1Q20	1Q19	Growth	1Q20	1Q19	Growth	1Q20	1Q19	Growth
D.C. Metro	5,381	$34,018	$32,513	4.6%	$10,606	$10,261	3.4%	$23,412	$22,252	5.2%
Houston, TX	5,912	28,079	27,572	1.8%	12,211	12,391	(1.5)%	15,868	15,181	4.5%
Atlanta, GA	4,262	22,034	21,439	2.8%	7,441	7,921	(6.1)%	14,593	13,518	8.0%
Dallas, TX	4,416	20,187	19,557	3.2%	8,581	9,018	(4.8)%	11,606	10,539	10.1%
Los Angeles/Orange County, CA	2,116	15,107	14,624	3.3%	4,325	4,507	(4.0)%	10,782	10,117	6.6%
Denver, CO	2,632	14,645	14,148	3.5%	4,464	4,615	(3.3)%	10,181	9,533	6.8%
Phoenix, AZ	2,929	14,433	13,572	6.3%	4,382	4,347	0.8%	10,051	9,225	9.0%
Orlando, FL	2,995	14,198	13,681	3.8%	5,198	5,051	2.9%	9,000	8,630	4.3%
Charlotte, NC	2,810	13,089	12,603	3.9%	4,192	3,941	6.4%	8,897	8,662	2.7%
SE Florida	1,956	12,484	12,182	2.5%	4,150	4,019	3.3%	8,334	8,163	2.1%
Tampa, FL	2,286	11,771	11,422	3.1%	4,372	4,325	1.1%	7,399	7,097	4.3%
San Diego/Inland Empire, CA	1,665	10,859	10,434	4.1%	3,623	3,418	6.0%	7,236	7,016	3.1%
Raleigh, NC	2,350	9,618	9,067	6.1%	3,228	2,976	8.5%	6,390	6,091	4.9%
Austin, TX	2,000	9,387	8,993	4.4%	4,032	3,974	1.5%	5,355	5,019	6.7%

Total Same Property	43,710	$229,909	$221,807	3.7%	$80,805	$80,764	0.1%	$149,104	$141,043	5.7%

					Weighted Average Monthly			Weighted Average Monthly
	% of NOI	Average Occupancy (a)			Rental Rate (b)			Revenue per Occupied Home (c)
Quarterly Results (a)	Contribution	1Q20	1Q19	Growth	1Q20	1Q19	Growth	1Q20	1Q19	Growth
D.C. Metro	15.7%	96.8%	96.1%	0.7%	$1,907	$1,832	4.1%	$2,177	$2,095	3.9%
Houston, TX	10.6%	95.6%	95.1%	0.5%	1,437	1,420	1.2%	1,658	1,638	1.3%
Atlanta, GA	9.8%	95.6%	96.4%	(0.8)%	1,557	1,513	2.9%	1,802	1,739	3.6%
Dallas, TX	7.8%	96.2%	95.8%	0.4%	1,352	1,315	2.8%	1,584	1,540	2.8%
Los Angeles/Orange County, CA	7.2%	95.4%	96.0%	(0.6)%	2,251	2,206	2.0%	2,494	2,399	3.9%
Denver, CO	6.8%	95.5%	95.5%	0.0%	1,689	1,623	4.1%	1,942	1,876	3.5%
Phoenix, AZ	6.7%	96.6%	96.0%	0.6%	1,449	1,363	6.3%	1,700	1,609	5.7%
Orlando, FL	6.0%	96.3%	96.1%	0.2%	1,411	1,370	3.0%	1,641	1,583	3.6%
Charlotte, NC	6.0%	96.4%	96.0%	0.4%	1,381	1,332	3.7%	1,611	1,558	3.5%
SE Florida	5.6%	97.1%	96.4%	0.7%	1,909	1,876	1.8%	2,190	2,153	1.8%
Tampa, FL	5.0%	96.0%	96.1%	(0.1)%	1,533	1,483	3.4%	1,788	1,732	3.2%
San Diego/Inland Empire, CA	4.9%	94.3%	95.1%	(0.8)%	2,032	1,972	3.0%	2,305	2,197	4.9%
Raleigh, NC	4.3%	96.3%	95.6%	0.7%	1,177	1,118	5.3%	1,417	1,345	5.4%
Austin, TX	3.6%	96.6%	96.0%	0.6%	1,373	1,314	4.5%	1,621	1,563	3.8%

Total Same Property	100.0%	96.1%	95.9%	0.2%	$1,580	$1,530	3.3%	$1,825	$1,764	3.5%

(a) "Same Property" Communities are communities we owned and were stabilized since January 1, 2019, excluding communities under redevelopment and properties held for sale. The Company defines properties under redevelopment as communities with capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades. Management believes "Same Property" information is useful as it allows both management and investors to determine financial results over a particular period for the same set of communities.

(b) Weighted average monthly rental rate are the Company's rental rates for leases in place and vacant units at market after "loss to lease" and concessions, but before vacancy and bad debt.

(c) Weighted average monthly revenue per occupied home are the Company's reported revenues divided by the average occupied homes for the period on a monthly basis.

CAMDEN	"SAME PROPERTY"
SEQUENTIAL QUARTER COMPARISONS
March 31, 2020
(In thousands, except property data amounts)

(Unaudited)

	Apartment
	Homes	Revenues			Expenses			NOI
Quarterly Results (a)	Included	1Q20	4Q19	Growth	1Q20	4Q19	Growth	1Q20	4Q19	Growth
D.C. Metro	5,381	$34,018	$33,760	0.8%	$10,606	$10,237	3.6%	$23,412	$23,523	(0.5)%
Houston, TX	5,912	28,079	28,091	0.0%	12,211	11,161	9.4%	15,868	16,930	(6.3)%
Atlanta, GA	4,262	22,034	22,021	0.1%	7,441	7,166	3.8%	14,593	14,855	(1.8)%
Dallas, TX	4,416	20,187	20,167	0.1%	8,581	8,469	1.3%	11,606	11,698	(0.8)%
Los Angeles/Orange County, CA	2,116	15,107	15,087	0.1%	4,325	4,596	(5.9)%	10,782	10,491	2.8%
Denver, CO	2,632	14,645	14,727	(0.6)%	4,464	4,554	(2.0)%	10,181	10,173	0.1%
Phoenix, AZ	2,929	14,433	14,263	1.2%	4,382	4,324	1.3%	10,051	9,939	1.1%
Orlando, FL	2,995	14,198	14,054	1.0%	5,198	4,940	5.2%	9,000	9,114	(1.3)%
Charlotte, NC	2,810	13,089	12,935	1.2%	4,192	3,892	7.7%	8,897	9,043	(1.6)%
SE Florida	1,956	12,484	12,320	1.3%	4,150	4,316	(3.8)%	8,334	8,004	4.1%
Tampa, FL	2,286	11,771	11,658	1.0%	4,372	4,079	7.2%	7,399	7,579	(2.4)%
San Diego/Inland Empire, CA	1,665	10,859	10,972	(1.0)%	3,623	3,353	8.1%	7,236	7,619	(5.0)%
Raleigh, NC	2,350	9,618	9,602	0.2%	3,228	3,137	2.9%	6,390	6,465	(1.2)%
Austin, TX	2,000	9,387	9,336	0.5%	4,032	3,951	2.1%	5,355	5,385	(0.6)%

Total Same Property	43,710	$229,909	$228,993	0.4%	$80,805	$78,175	3.4%	$149,104	$150,818	(1.1)%

					Weighted Average Monthly			Weighted Average Monthly
	% of NOI	Average Occupancy (a)			Rental Rate (b)			Revenue per Occupied Home (c)
Quarterly Results (a)	Contribution	1Q20	4Q19	Growth	1Q20	4Q19	Growth	1Q20	4Q19	Growth
D.C. Metro	15.7%	96.8%	96.4%	0.4%	$1,907	$1,901	0.3%	$2,177	$2,170	0.4%
Houston, TX	10.6%	95.6%	95.8%	(0.2)%	1,437	1,436	0.1%	1,658	1,655	0.2%
Atlanta, GA	9.8%	95.6%	96.0%	(0.4)%	1,557	1,556	0.1%	1,802	1,794	0.5%
Dallas, TX	7.8%	96.2%	96.3%	(0.1)%	1,352	1,346	0.4%	1,584	1,580	0.2%
Los Angeles/Orange County, CA	7.2%	95.4%	96.2%	(0.8)%	2,251	2,248	0.1%	2,494	2,470	0.9%
Denver, CO	6.8%	95.5%	96.3%	(0.8)%	1,689	1,682	0.4%	1,942	1,937	0.2%
Phoenix, AZ	6.7%	96.6%	96.5%	0.1%	1,449	1,428	1.5%	1,700	1,682	1.1%
Orlando, FL	6.0%	96.3%	95.9%	0.4%	1,411	1,408	0.2%	1,641	1,630	0.6%
Charlotte, NC	6.0%	96.4%	96.0%	0.4%	1,381	1,376	0.4%	1,611	1,598	0.8%
SE Florida	5.6%	97.1%	96.6%	0.5%	1,909	1,899	0.5%	2,190	2,174	0.8%
Tampa, FL	5.0%	96.0%	96.0%	0.0%	1,533	1,521	0.8%	1,788	1,770	1.0%
San Diego/Inland Empire, CA	4.9%	94.3%	95.8%	(1.5)%	2,032	2,028	0.2%	2,305	2,293	0.5%
Raleigh, NC	4.3%	96.3%	96.6%	(0.3)%	1,177	1,172	0.4%	1,417	1,410	0.5%
Austin, TX	3.6%	96.6%	96.1%	0.5%	1,373	1,366	0.5%	1,621	1,619	0.0%

Total Same Property	100.0%	96.1%	96.2%	(0.1)%	$1,580	$1,574	0.4%	$1,825	$1,816	0.5%

(a) "Same Property" Communities are communities we owned and were stabilized since January 1, 2019, excluding communities under redevelopment and properties held for sale. The Company defines properties under redevelopment as communities with capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades. Management believes "Same Property" information is useful as it allows both management and investors to determine financial results over a particular period for the same set of communities.

(b) Weighted average monthly rental rate are the Company's rental rates for leases in place and vacant units at market after "loss to lease" and concessions, but before vacancy and bad debt.

(c) Weighted average monthly revenue per occupied home are the Company's reported revenues divided by the average occupied homes for the period on a monthly basis.

CAMDEN	"SAME PROPERTY" OPERATING EXPENSE
DETAIL AND COMPARISONS
March 31, 2020
(In thousands)

(Unaudited)

					% of Actual
					1Q20 Operating
Quarterly Comparison (a)	1Q20	1Q19	$ Change	% Change	Expenses

Property taxes	$28,839	$30,080	($1,241)	(4.1)%	35.7%
Salaries and Benefits for On-site Employees	17,422	17,137	285	1.7%	21.6%
Utilities	17,354	17,077	277	1.6%	21.5%
Repairs and Maintenance	9,223	8,737	486	5.6%	11.4%
Property Insurance	2,760	2,627	133	5.1%	3.4%
General and Administrative	3,151	3,001	150	5.0%	3.9%
Marketing and Leasing	1,267	1,277	(10)	(0.8)%	1.5%
Other	789	828	(39)	(4.7)%	1.0%

Total Same Property	$80,805	$80,764	$41	0.1%	100.0%

					% of Actual
					1Q20 Operating
Sequential Comparison (a)	1Q20	4Q19	$ Change	% Change	Expenses

Property taxes	$28,839	$27,549	$1,290	4.7%	35.7%
Salaries and Benefits for On-site Employees	17,422	17,269	153	0.9%	21.6%
Utilities	17,354	17,451	(97)	(0.6)%	21.5%
Repairs and Maintenance	9,223	8,242	981	11.9%	11.4%
Property Insurance	2,760	2,524	236	9.4%	3.4%
General and Administrative	3,151	2,994	157	5.2%	3.9%
Marketing and Leasing	1,267	1,451	(184)	(12.7)%	1.5%
Other	789	695	94	13.5%	1.0%

Total Same Property	$80,805	$78,175	$2,630	3.4%	100.0%

(a) "Same Property" Communities are communities we owned and were stabilized since January 1, 2019, excluding communities under redevelopment and properties held for sale. The Company defines properties under redevelopment as communities with capital expenditures that improve a community's cash flow and competitive position, through extensive unit, exterior building, common area, and amenity upgrades. Management believes "Same Property" information is useful as it allows both management and investors to determine financial results over a particular period for the same set of communities.

CAMDEN	JOINT VENTURE OPERATIONS
(In thousands, except property data amounts)

(Unaudited)

Company's Pro-Rata Share of Joint Venture Operations:

	Three Months Ended March 31,
OPERATING DATA (a)	2020	2019

Property revenues	$10,109	$10,138

Property expenses
Property operating and maintenance	2,515	2,520
Real estate taxes	1,651	1,727
	4,166	4,247

Net Operating Income	5,943	5,891

Other expenses
Interest	1,538	1,692
Depreciation and amortization	2,197	2,216
Other	86	71
Total other expenses	3,821	3,979

Equity in income of joint ventures	$2,122	$1,912

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
BALANCE SHEET DATA(b)
Land	$108,172	$108,172	$109,912	$109,912	$109,912
Building & Improvements	756,683	752,781	769,928	765,550	762,735
	864,855	860,953	879,840	875,462	872,647
Accumulated Depreciation	(230,190)	(222,937)	(223,391)	(216,126)	(208,815)
Net operating real estate assets	634,665	638,016	656,449	659,336	663,832
Properties under development and land	18,722	10,432	5,105	2,432	2,215
Cash and other assets, net	26,556	36,588	37,336	26,007	17,084
Total assets	$679,943	$685,036	$698,890	$687,775	$683,131

Notes payable	$496,907	$496,901	$514,073	$510,881	$510,468
Other liabilities	23,956	34,686	28,279	21,700	15,352
Total liabilities	520,863	531,587	542,352	532,581	525,820

Member's equity	159,080	153,449	156,538	155,194	157,311
Total liabilities and members' equity	$679,943	$685,036	$698,890	$687,775	$683,131

Company's equity investment	$22,318	$20,688	$21,715	$21,313	$21,955

Company's pro-rata share of debt	$155,532	$155,530	$160,905	$159,906	$159,776

PROPERTY DATA (end of period)
Total operating properties	21	21	22	22	22
Total operating apartment homes	7,013	7,013	7,283	7,283	7,283
Pro-rata share of operating apartment homes	2,195	2,195	2,280	2,280	2,280
Total development properties	1	1	1	1	—
Total development apartment homes	234	234	234	234	—
Pro-rata share of development apartment homes	73	73	73	73	—
Company's pro-rata ownership	31.3%	31.3%	31.3%	31.3%	31.3%

(a) Operating data represents Camden's pro-rata share of revenues and expenses.

(b) Balance sheet and property data reported at 100%.

CAMDEN	CURRENT DEVELOPMENT COMMUNITIES

(Unaudited)

AS OF MARCH 31, 2020 ($ in millions)

						Estimated/Actual Dates for
Completed Communities in Lease-Up (a)		Total	Total			Construction	Initial	Construction	Stabilized	As of 5/6/2020
		Homes	Cost			Start	Occupancy	Completion	Operations	% Leased	% Occupied
1.	Camden North End I	441	$98.8			4Q16	2Q18	1Q19	4Q20	81%	86%
	Phoenix, AZ

Total Completed Communities in Lease-Up		441	$98.8							81%	86%

						Estimated/Actual Dates for
		Total	Total	Cost to	Amount	Construction	Initial	Construction	Stabilized	As of 5/6/2020
Development Communities (a)		Homes	Budget	Date	in CIP	Start	Occupancy	Completion	Operations	% Leased	% Occupied
1.	Camden Downtown I	271	$132.0	$129.4	$15.1	4Q17	1Q20	3Q20	3Q21	16%	12%
	Houston, TX
2.	Camden RiNo	233	75.0	71.4	71.4	3Q17	3Q20	4Q20	2Q21
	Denver, CO
3.	Camden Lake Eola	360	120.0	86.1	86.1	2Q18	4Q20	1Q21	1Q22
	Orlando, FL
4.	Camden Buckhead	366	160.0	67.8	67.8	3Q18	1Q21	1Q22	3Q22
	Atlanta, GA
5.	Camden North End II	343	90.0	39.4	39.4	1Q19	1Q21	1Q22	3Q22
	Phoenix, AZ
6.	Camden Hillcrest	132	95.0	42.5	42.5	3Q19	3Q21	4Q21	3Q22
	San Diego, CA

Total Development Communities		1,705	$672.0	$436.6	$322.3					16%	12%

Additional Development Pipeline (b)					145.0

Total Properties Under Development and Land (per Balance Sheet)					$467.3

NOI Contribution from Development Communities ($ in millions)								Cost to Date	1Q20 NOI
Communities that Stabilized During Quarter								$22.5	$0.2
Completed Communities in Lease-Up								98.8	1.3
Development Communities in Lease-Up								129.4	(0.1)
Total Development Communities NOI Contribution								$250.7	$1.4

						Estimated/Actual Dates for
Joint Venture Development Communities (a)		Total	Total	Cost to	Amount	Construction	Initial	Construction	Stabilized
		Homes	Budget	Date	in CIP	Start	Occupancy	Completion	Operations
1.	Camden Cypress Creek II (c)	234	$38.0	$18.7	$18.7	2Q19	3Q20	2Q21	4Q21
	Cypress, TX

Total Joint Venture Development Communities		234	$38.0	$18.7	$18.7

(a) The locations of these projects are currently subject to “shelter in place” or “stay at home” orders adopted by state and local authorities in response to the COVID-19 pandemic. Some of these orders may adversely affect the timely completion and final project costs of some or all of our projects under development if, for example, we are required to temporarily cease construction entirely, experience delays in obtaining governmental permits and authorizations, or experience disruption in the supply of materials or labor.

(b) Please refer to the Development Pipeline Summary on page 18.

(c) Property owned through an unconsolidated joint venture in which we own a 31.3% interest.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements on page 2 of this document.

CAMDEN	DEVELOPMENT PIPELINE

(Unaudited)

AS OF MARCH 31, 2020 ($ in millions)

		Projected	Total
PIPELINE COMMUNITIES		Homes	Estimated Cost (a)	Cost to Date

1.	Camden Atlantic (b)	269	$100.0	$23.0
	Plantation, FL
2.	Camden Tempe II (c)	400	110.0	22.7
	Tempe, AZ
3.	Camden NoDa	400	100.0	15.6
	Charlotte, NC
4.	Camden Arts District	354	150.0	28.6
	Los Angeles, CA
5.	Camden Paces III	350	100.0	16.1
	Atlanta, GA
6.	Camden Downtown II	271	145.0	11.5
	Houston, TX
7.	Camden Cameron Village	355	115.0	19.4
	Raleigh, NC
8.	Camden Highland Village II	300	100.0	8.1
	Houston, TX

Development Pipeline		2,699	$920.0	$145.0

(a) Represents our estimate of total costs we expect to incur on these projects. However, forward-looking estimates are not guarantees of future performances, results, or events. Although, we believe these expectations are based upon reasonable assumptions, future events rarely develop exactly as forecast and estimates routinely require adjustment. In addition, the locations of these projects are currently subject to “shelter in place” or “stay at home” orders adopted by state and local authorities in response to the COVID-19 pandemic. Some of these orders may adversely affect the timely completion and final project costs of some or all of our projects under development if, for example, we are required to temporarily cease construction entirely, experience delays in obtaining governmental permits and authorizations, or experience disruption in the supply of materials or labor.

(b) While the Company is still actively engaged in the development of this asset through continued coordination with the general contractor and the completion of required permits and project design, we have temporarily suspended the on-site construction until further notice. Accordingly, this asset was moved from our development communities to our pipeline communities effective March 31, 2020.

(c) Formerly known as Camden Hayden II.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements on page 2 of this document.

CAMDEN	REDEVELOPMENT SUMMARY

(Unaudited)

REDEVELOPMENT SUMMARY AS OF MARCH 31, 2020 ($ in millions)

			Homes								Estimated
		Total	Redeveloped	Estimated Total Cost			Cost to Date				Dates for
	COMMUNITIES (a)	Homes	To Date	Interior	Exterior	Total	Interior	Exterior	Total	Start	Completion
1.	Camden Brickell	405	363	$12.4	$9.8	$22.2	$10.3	$9.6	$19.9	1Q18	4Q20
	Miami, FL
2.	Camden Las Olas	420	368	13.0	7.8	20.8	10.6	7.4	18.0	1Q18	4Q20
	Ft. Lauderdale, FL
3.	Camden Potomac Yard	378	303	9.7	2.6	12.3	7.4	2.4	9.8	1Q18	1Q21
	Arlington, VA
4.	Camden Harbor View	547	547	0.0	15.3	15.3	0.0	9.4	9.4	1Q19	4Q20
	Los Angeles, CA

	Total	1,750	1,581	$35.1	$35.5	$70.6	$28.3	$28.8	$57.1

(a) The locations of these projects are currently subject to “shelter in place” or “stay at home” orders adopted by state and local authorities in response to the COVID-19 pandemic. Some of these orders may adversely affect the timely completion and final project costs of some or all of our projects under redevelopment if, for example, we are required to temporarily cease construction entirely, experience delays in obtaining governmental permits and authorizations, or experience disruption in the supply of materials or labor.

Redevelopments are communities with capital expenditures that improve a community's cash flow and competitive position through extensive unit, exterior building, common area, and amenity upgrades.

Note: This table contains forward-looking statements. Please see the paragraph regarding forward-looking statements on page 2 of this document.

CAMDEN	ACQUISITIONS & DISPOSITIONS

(Unaudited)

2020 ACQUISITION/DISPOSITION ACTIVITY ($ in millions, except per unit amounts)

2020 Land Acquisitions		Location	Purchase Price	Acres	Closing Date
1.	Camden Cameron Village	Raleigh, NC	$18.2	4.9	1/13/2020

Total/Average Land Acquisitions			$18.2	4.9 Acres

2020 Land Dispositions		Location	Sales Price	Acres	Closing Date
1.	Camden Reunion Park (a)	Raleigh, NC	$0.8	4.7	3/3/2020

Total/Average Land Dispositions			$0.8	4.7 Acres

(a) Partial land sale was approximately 4.7 acres of land adjacent to one of our operating properties.

CAMDEN	DEBT ANALYSIS
(In thousands, except property data amounts)

(Unaudited)

DEBT MATURITIES AS OF MARCH 31, 2020:

	Future Scheduled Repayments (a)
Year	Amortization	Secured Maturities	Unsecured Maturities	Total	% of Total	Weighted Average Interest Rate on Maturing Debt (b)
2020	($2,337)	$—	$—	($2,337)	(0.1)%	N/A
2021	(3,133)	—	—	(3,133)	(0.1)%	N/A
2022	(2,969)	—	450,000	447,031	17.2%	3.0%
2023	(2,044)	—	250,000	247,956	9.5%	5.1%
2024	(1,422)	—	500,000	498,578	19.1%	4.0%
Thereafter	(7,219)	—	1,300,000	1,292,781	49.6%	3.7%
Total Maturing Debt	($19,124)	$—	$2,500,000	$2,480,876	95.2%	3.8%

Unsecured Line of Credit	$—	$—	$126,000	$126,000	4.8%	1.8%
Total Debt	($19,124)	$—	$2,626,000	$2,606,876	100.0%	3.7%

Weighted Average Maturity of Debt		8.5 Years

			Weighted Average
FLOATING vs. FIXED RATE DEBT:	Balance	% of Total	Interest Rate (b)	Time to Maturity
Floating rate debt	$225,754	8.7%	2.1%	3.0 Years
Fixed rate debt	2,381,122	91.3%	3.8%	9.0 Years
Total	$2,606,876	100.0%	3.7%	8.5 Years

			Weighted Average
SECURED vs. UNSECURED DEBT:	Balance	% of Total	Interest Rate (b)	Time to Maturity
Unsecured debt	$2,606,876	100.0%	3.7%	8.5 Years
Secured debt	—	—%	N/A	N/A
Total	$2,606,876	100.0%	3.7%	8.5 Years

			Weighted Average

REAL ESTATE ASSETS: (c)	Total Homes	% of Total	Total Cost	% of Total	1Q20 NOI	% of Total
Unencumbered real estate assets	50,804	100.0%	$9,220,568	100.0%	$171,743	100.0%
Encumbered real estate assets	—	—%	—	—%	—	—%
Total	50,804	100.0%	$9,220,568	100.0%	$171,743	100.0%

		Ratio of unencumbered assets at cost to unsecured debt is				3.5x

(a) Includes all available extension options.

(b) Includes the effects of the applicable settled forward interest rate swaps.

(c) Real estate assets include communities under development and properties held for sale and exclude communities held through unconsolidated joint ventures.

CAMDEN	DEBT MATURITY ANALYSIS
(In thousands)

(Unaudited)

ADDITIONAL DETAIL OF DEBT MATURITIES FOR 2020 AND 2021:

		Future Scheduled Repayments			Weighted Average Interest on Maturing Debt
Quarter	Amortization	Secured Maturities	Unsecured Maturities	Total
2Q 2020	($778)	$—	$—	($778)	N/A
3Q 2020	(779)	—	—	(779)	N/A
4Q 2020	(780)	—	—	(780)	N/A
2020	($2,337)	$—	$—	($2,337)	N/A

1Q 2021	($781)	$—	$—	($781)	N/A
2Q 2021	(783)	—	—	(783)	N/A
3Q 2021	(784)	—	—	(784)	N/A
4Q 2021	(785)	—	—	(785)	N/A
2021	($3,133)	$—	$—	($3,133)	N/A

CAMDEN	DEBT COVENANT ANALYSIS

(Unaudited)

UNSECURED LINE OF CREDIT

Covenant (a)	Required		Actual (b)	Compliance

Total Consolidated Debt to Gross Asset Value	<	60%	22%	Yes

Secured Debt to Gross Asset Value	<	40%	—%	Yes

Consolidated Adjusted EBITDA to Total Fixed Charges	>	150%	593%	Yes

Unsecured Debt to Gross Asset Value	<	60%	23%	Yes

SENIOR UNSECURED NOTES

Covenant (a)	Required		Actual (b)	Compliance

Total Consolidated Debt to Total Asset Value	<	60%	28%	Yes

Total Secured Debt to Total Asset Value	<	40%	—%	Yes

Total Unencumbered Asset Value to Total Unsecured Debt	>	150%	362%	Yes

Consolidated Income Available for Debt Service to Total Annual Service Charges	>	150%	615%	Yes

(a) For a complete listing of all Debt Covenants related to the Company's Unsecured Line of Credit and Senior Unsecured Notes, as well as definitions of the above terms, please refer to the Company's filings with the Securities and Exchange Commission.

(b) Defined terms used in the above covenant calculations may differ between the Unsecured Line of Credit and the Senior Unsecured Notes.

CAMDEN	UNCONSOLIDATED REAL ESTATE INVESTMENTS
DEBT ANALYSIS
(In thousands, except property data amounts)

(Unaudited)

PRO-RATA SHARE OF UNCONSOLIDATED DEBT MATURITIES AS OF MARCH 31, 2020: (a)

	Future Scheduled Repayments (b)				Weighted Average Interest on Maturing Debt
Year	Amortization	Secured Maturities	Total	% of Total
2020	($8)	$—	($8)	—%	N/A
2021	(149)	5,160	5,011	3.2%	4.8%
2022	(165)	—	(165)	(0.1)%	N/A
2023	(171)	—	(171)	(0.1)%	N/A
2024	(177)	—	(177)	(0.1)%	N/A
Thereafter	(422)	150,650	150,228	96.6%	3.8%
Total Maturing Debt	($1,092)	$155,810	$154,718	99.5%	3.9%

Unsecured lines of credit (c)	$—	$814	$814	0.5%	3.9%
Total Debt	($1,092)	$156,624	$155,532	100.0%	3.9%

Weighted Average Maturity of Debt		6.7 Years

				Weighted Average
FLOATING vs. FIXED RATE DEBT:		Balance	% of Total	Interest Rate	Time to Maturity
Floating rate debt		$52,702	33.9%	3.5%	6.2 Years
Fixed rate debt		102,830	66.1%	4.0%	7.0 Years
Total		$155,532	100.0%	3.9%	6.7 Years

				Weighted Average
DEBT DETAIL:		Balance	% of Total	Interest Rate	Time to Maturity
Conventional fixed-rate mortgage debt		$102,830	66.1%	4.0%	7.0 Years
Conventional variable-rate mortgage debt		51,888	33.4%	3.5%	6.3 Years
Unsecured lines of credit		814	0.5%	3.9%	0.9 Years
Total		$155,532	100.0%	3.9%	6.7 Years

REAL ESTATE ASSETS: (d)		Total Homes	Total Cost
Operating real estate assets		7,013	$864,855
Properties under development and land		234	18,722
Total		7,247	$883,577

(a) Company's pro-rata ownership is 31.3%.

(b) Includes all available extension options.

(c) As of March 31, 2020 these borrowings were drawn under the lines of credit with $7.0 million in total capacity.

(d) Balance sheet and property data reported at 100%.

CAMDEN	UNCONSOLIDATED REAL ESTATE INVESTMENTS
DEBT MATURITY ANALYSIS
(In thousands)

(Unaudited)

ADDITIONAL DETAIL OF PRO-RATA SHARE OF UNCONSOLIDATED DEBT MATURITIES FOR 2020 AND 2021: (a)

	Future Scheduled Repayments (b)			Weighted Average Interest on Maturing Debt
Quarter	Amortization	Secured Maturities	Total
2Q 2020	($3)	$—	($3)	N/A
3Q 2020	(3)	—	(3)	N/A
4Q 2020	(2)	—	(2)	N/A
2020	($8)	$—	($8)	N/A

1Q 2021 (c)	($28)	$5,974	$5,946	4.6%
2Q 2021	(40)	—	(40)	N/A
3Q 2021	(40)	—	(40)	N/A
4Q 2021	(41)	—	(41)	N/A
2021	($149)	$5,974	$5,825	4.6%

(a) Company's pro-rata ownership is 31.3%.

(b) Includes all available extension options.

(c) 1Q 2021 maturities includes unsecured lines of credit with $0.8 million (Camden's pro-rata share) outstanding as of March 31, 2020. The lines of credit have $7.0 million in total capacity.

CAMDEN	CAPITALIZED EXPENDITURES
& MAINTENANCE EXPENSE
(In thousands, except unit data)

(Unaudited)

	First Quarter 2020
	Recurring Capitalized				Expensed
Item	Weighted Average Useful Life (a)		Total	Per Unit	Total	Per Unit
Interiors
Floor Coverings	6	years	$2,046	$42	$408	$8
Appliances	9	years	815	17	196	4
Painting	—		—	—	1,265	26
Cabinetry/Countertops	10	years	113	2	—	—
Other	9	years	1,371	28	627	13
Exteriors
Painting	5	years	564	11	—	—
Carpentry	10	years	502	10	—	—
Landscaping	6	years	575	12	2,604	53
Roofing	19	years	1,907	39	120	2
Site Drainage	10	years	32	1	—	—
Fencing/Stair	10	years	308	6	—	—
Other (b)	8	years	1,843	38	3,460	70
Common Areas
Mech., Elec., Plumbing	9	years	2,628	54	1,772	37
Parking/Paving	5	years	223	4	—	—
Pool/Exercise/Facility	7	years	1,479	30	297	6
Total Recurring (c)			$14,406	$294	$10,749	$219
Weighted Average Apartment Homes				49,017		49,017

Non-recurring capitalized expenditures (d)			$333

Revenue Enhancing Expenditures (e)	10	years	$14,218	$26,477
Revenue Enhanced Apartment Homes				537

Pro-Rata Joint Venture Total Recurring (f)			$419	$191	$456	$208

(a) Weighted average useful life of capitalized expenses for the three months ended March 31, 2020.
(b) Includes in part the following items: site/building repair, masonry/plaster, and general conditions.
(c) Capital expenditures necessary to help preserve the value of and maintain the functionality at our communities.
(d) Capital expenditures primarily composed of non-recurring or one-time additions such as LED lighting programs for 2020 in addition to other, non-routine items.
(e) Represents capital expenditures for the three months ended March 31, 2020 spent on apartment unit renovation designed to reposition these assets for higher rental levels in their respective markets. Redevelopment costs are not included in this table and can be found in the Redevelopment Summary on page 18.
(f) Company's pro-rata ownership is 31.3%.

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

This document contains certain non-GAAP financial measures management believes are useful in evaluating an equity REIT's performance. Camden's definitions and calculations of non-GAAP financial measures may differ from those used by other REITs, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

FFO

The National Association of Real Estate Investment Trusts (“NAREIT”) currently defines FFO as net income (computed in accordance with accounting principles generally accepted in the United States of America ("GAAP")), excluding depreciation and amortization related to real estate, gains (or losses) from the sale of certain real estate assets (depreciable real estate), impairments of certain real estate assets (depreciable real estate), gains or losses from change in control, and adjustments for unconsolidated joint ventures to reflect FFO on the same basis. Our calculation of diluted FFO also assumes conversion of all potentially dilutive securities, including certain non-controlling interests, which are convertible into common shares. We consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions of depreciable real estate, and depreciation, FFO can assist in the comparison of the operating performance of a company’s real estate investments between periods or to different companies. A reconciliation of net income attributable to common shareholders to FFO is provided below:

Adjusted FFO

In addition to FFO, we compute Adjusted FFO ("AFFO") as a supplemental measure of operating performance. AFFO is calculated utilizing FFO less recurring capital expenditures which are necessary to help preserve the value of and maintain the functionality at our communities. Our definition of recurring capital expenditures may differ from other REITs, and there can be no assurance our basis for computing this measure is comparable to other REITs. A reconciliation of FFO to AFFO is provided below:

	Three Months Ended March 31,
	2020	2019
Net income attributable to common shareholders	$43,284	$38,613
Real estate depreciation and amortization	89,511	78,675
Adjustments for unconsolidated joint ventures	2,242	2,231
Income allocated to non-controlling interests	1,282	1,144
Funds from operations	$136,319	$120,663

Less: recurring capitalized expenditures	(14,825)	(9,655)

Adjusted funds from operations	$121,494	$111,008

Weighted average number of common shares outstanding:
EPS diluted	99,380	97,041
FFO/AFFO diluted	101,128	98,797

	Three Months Ended March 31,
	2020	2019
Total Earnings Per Common Share - Diluted	$0.43	$0.40
Real estate depreciation and amortization	0.89	0.80
Adjustments for unconsolidated joint ventures	0.02	0.02
Income allocated to non-controlling interests	0.01	—
FFO per common share - Diluted	$1.35	$1.22

Less: recurring capitalized expenditures	(0.15)	(0.10)

AFFO per common share - Diluted	$1.20	$1.12

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Net Operating Income (NOI)

NOI is defined by the Company as property revenue less property operating and maintenance expenses less real estate taxes. NOI is further detailed in the Components of Property NOI schedules on page 11. The Company considers NOI to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our communities without allocation of corporate level property management overhead or general and administrative costs. A reconciliation of net income attributable to common shareholders to net operating income is provided below:

	Three months ended March 31,
	2020	2019
Net income	$44,467	$39,721
Less: Fee and asset management income	(2,527)	(1,843)
Less: Interest and other income	(329)	(298)
Less: (Income)/Loss on deferred compensation plans	14,860	(10,356)
Plus: Property management expense	6,527	6,657
Plus: Fee and asset management expense	843	1,184
Plus: General and administrative expense	13,233	13,308
Plus: Interest expense	19,707	20,470
Plus: Depreciation and amortization expense	91,859	80,274
Plus: Expense/(Benefit) on deferred compensation plans	(14,860)	10,356
Less: Gain on sale of land	(382)	—
Less: Equity in income of joint ventures	(2,122)	(1,912)
Plus: Income tax expense	467	168
NOI	$171,743	$157,729

"Same Property" Communities	$149,104	$141,043
Non-"Same Property" Communities	19,968	13,118
Development and Lease-Up Communities	1,235	779
Dispositions/Other	1,436	2,789
NOI	$171,743	$157,729

CAMDEN	NON-GAAP FINANCIAL MEASURES
DEFINITIONS & RECONCILIATIONS
(In thousands, except per share amounts)

(Unaudited)

Adjusted EBITDA

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, including net operating income from discontinued operations, excluding equity in (income) loss of joint ventures, (gain) loss on sale of unconsolidated joint venture interests, gain on acquisition of controlling interest in joint ventures, gain on sale of operating properties including land, net of tax, loss on early retirement of debt and income (loss) allocated to non-controlling interests. The Company considers Adjusted EBITDA to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it represents income before non-cash depreciation and the cost of debt, and excludes gains or losses from property dispositions. Annualized Adjusted EBITDA is Adjusted EBITDA as reported for the period multiplied by 4 for quarter results. A reconciliation of net income attributable to common shareholders to Adjusted EBITDA is provided below:

	Three months ended March 31,
	2020	2019
Net income attributable to common shareholders	$43,284	$38,613
Plus: Interest expense	19,707	20,470
Plus: Depreciation and amortization expense	91,859	80,274
Plus: Income allocated to non-controlling interests	1,183	1,108
Plus: Income tax expense	467	168
Less: Gain on sale of land	(382)	—
Less: Equity in income of joint ventures	(2,122)	(1,912)
Adjusted EBITDA	$153,996	$138,721
Annualized Adjusted EBITDA	$615,984	$554,884

Net Debt to Annualized Adjusted EBITDA

The Company believes Net Debt to Annualized Adjusted EBITDA to be an appropriate supplemental measure of evaluating balance sheet leverage. Net Debt is defined by the Company as the average monthly balance of Total Debt during the period, less the average monthly balance of Cash and Cash Equivalents during the period. The following tables reconcile average Total debt to Net debt and computes the ratio to Adjusted EBITDA for the following periods:

Net Debt:

	Average monthly balance for
	the three months ended March 31,
	2020	2019
Unsecured notes payable	$2,633,950	$2,081,233
Secured notes payable	—	271,936
Total debt	2,633,950	2,353,169
Less: Cash and cash equivalents	(20,184)	(138,748)
Net debt	$2,613,766	$2,214,421

Net Debt to Annualized Adjusted EBITDA:

	Three months ended March 31,
	2020	2019
Net debt	$2,613,766	$2,214,421
Annualized Adjusted EBITDA	615,984	554,884
Net Debt to Annualized Adjusted EBITDA	4.2x	4.0x

CAMDEN	OTHER DATA

(Unaudited)

Stock Symbol:	CPT

Exchange Traded:	NYSE

Senior Unsecured Debt Ratings:		Rating	Outlook
	Fitch	A-	Stable
	Moody's	A3	Stable
	Standard & Poor's	A-	Stable

Estimated Future Dates:	Q2 '20	Q3 '20	Q4 '20	Q1 '21
Earnings Release & Conference Call	Late July	Late October	Late January	Late April

Dividend Information - Common Shares:	Q1 '20
Declaration Date	1/30/2020
Record Date	3/31/2020
Payment Date	4/17/2020
Distributions Per Share	$0.83

Investor Relations Data:

Camden does not send quarterly reports to shareholders, but supplies 10-Q's, Earnings Releases, and Supplemental Data upon request.

For Investor Relations: recent press releases, 10-Q's, 10-K's, and other information, call (713) 354-2787.

To access Camden's Quarterly Conference Call, please visit our website at camdenliving.com.

For questions contact:

Richard J. Campo	Chairman & Chief Executive Officer
D. Keith Oden	Executive Vice Chairman
H. Malcolm Stewart	President & Chief Operating Officer
Alexander J. Jessett	Chief Financial Officer
Kimberly A. Callahan	Senior Vice President - Investor Relations

CAMDEN	COMMUNITY TABLE
Community statistics as of 3/31/2020

(Unaudited)							1Q20 Avg Monthly		1Q20 Avg Monthly
			Year Placed	Average	Apartment	1Q20 Avg	Rental Rates per		Revenue per Occupied
Community Name	City	State	In Service	Size	Homes	Occupancy	Home	Sq. Ft.	Home	Sq. Ft.

Camden Chandler	Chandler	AZ	2016	1,146	380	95%	$1,520	$1.33	$1,753	$1.53
Camden Copper Square	Phoenix	AZ	2000	786	332	97%	1,260	1.60	1,531	1.95
Camden Foothills	Scottsdale	AZ	2014	1,032	220	97%	1,737	1.68	2,022	1.96
Camden Tempe (1)	Tempe	AZ	2015	1,033	234	95%	1,577	1.53	1,826	1.77
Camden Legacy	Scottsdale	AZ	1996	1,067	428	97%	1,443	1.35	1,693	1.59
Camden Montierra	Scottsdale	AZ	1999	1,071	249	97%	1,462	1.37	1,708	1.60
Camden North End I (2)	Phoenix	AZ	2019	921	441	Lease-Up	1,640	1.78	1,864	2.02
Camden Old Town Scottsdale	Scottsdale	AZ	2016	892	316	97%	1,745	1.96	1,892	2.12
Camden Pecos Ranch	Chandler	AZ	2001	949	272	97%	1,251	1.32	1,476	1.55
Camden San Marcos	Scottsdale	AZ	1995	984	320	98%	1,399	1.42	1,623	1.65
Camden San Paloma	Scottsdale	AZ	1993/1994	1,042	324	97%	1,409	1.35	1,686	1.62
Camden Sotelo	Tempe	AZ	2008/2012	1,303	170	95%	1,591	1.22	1,871	1.44
TOTAL ARIZONA	12	Properties		1,006	3,686	97%	1,497	1.49	1,734	1.72

Camden Crown Valley	Mission Viejo	CA	2001	1,009	380	97%	2,144	2.13	2,390	2.37
Camden Glendale	Glendale	CA	2015	893	307	93%	2,492	2.79	2,721	3.05
Camden Harbor View (3)	Long Beach	CA	2004	981	547	94%	2,627	2.68	2,940	3.00
Camden Main and Jamboree	Irvine	CA	2008	1,011	290	96%	2,180	2.16	2,452	2.43
Camden Martinique	Costa Mesa	CA	1986	795	714	96%	1,887	2.37	2,180	2.74
Camden Sea Palms	Costa Mesa	CA	1990	891	138	96%	2,168	2.43	2,428	2.73
The Camden	Hollywood	CA	2016	767	287	95%	3,153	4.11	3,258	4.25
Total Los Angeles/Orange County	7	Properties		900	2,663	95%	2,328	2.59	2,584	2.87

Camden Landmark	Ontario	CA	2006	982	469	94%	1,690	1.72	1,930	1.96
Camden Old Creek	San Marcos	CA	2007	1,037	350	97%	2,268	2.19	2,548	2.46
Camden Sierra at Otay Ranch	Chula Vista	CA	2003	962	422	93%	2,103	2.19	2,405	2.50
Camden Tuscany	San Diego	CA	2003	895	160	94%	2,663	2.97	2,976	3.32
Camden Vineyards	Murrieta	CA	2002	1,053	264	94%	1,829	1.74	2,082	1.98
Total San Diego/Inland Empire	5	Properties		992	1,665	94%	2,032	2.05	2,305	2.33

TOTAL CALIFORNIA	12	Properties		935	4,328	95%	2,214	2.37	2,478	2.65

Camden Belleview Station	Denver	CO	2009	888	270	95%	1,542	1.74	1,795	2.02
Camden Caley	Englewood	CO	2000	921	218	96%	1,543	1.68	1,814	1.97
Camden Denver West	Golden	CO	1997	1,015	320	96%	1,843	1.82	2,097	2.07
Camden Flatirons	Denver	CO	2015	960	424	95%	1,704	1.78	1,952	2.03
Camden Highlands Ridge	Highlands Ranch	CO	1996	1,149	342	97%	1,817	1.58	2,082	1.81
Camden Interlocken	Broomfield	CO	1999	1,002	340	95%	1,729	1.73	1,977	1.97
Camden Lakeway	Littleton	CO	1997	932	451	96%	1,632	1.75	1,889	2.03
Camden Lincoln Station	Lone Tree	CO	2017	844	267	95%	1,628	1.93	1,853	2.20
TOTAL COLORADO	8	Properties		969	2,632	96%	1,689	1.74	1,942	2.00

Camden Ashburn Farm	Ashburn	VA	2000	1,062	162	97%	1,759	1.66	2,000	1.88
Camden College Park	College Park	MD	2008	942	508	96%	1,642	1.74	1,903	2.02
Camden Dulles Station	Oak Hill	VA	2009	977	382	98%	1,862	1.90	2,102	2.15
Camden Fair Lakes	Fairfax	VA	1999	1,056	530	97%	1,907	1.81	2,197	2.08
Camden Fairfax Corner	Fairfax	VA	2006	934	489	97%	1,997	2.14	2,287	2.45
Camden Fallsgrove	Rockville	MD	2004	996	268	98%	1,845	1.85	2,092	2.10
Camden Grand Parc	Washington	DC	2002	672	105	95%	2,615	3.89	2,936	4.37
Camden Lansdowne	Leesburg	VA	2002	1,006	690	97%	1,723	1.71	1,972	1.96
Camden Largo Town Center	Largo	MD	2000/2007	1,027	245	96%	1,707	1.66	1,948	1.90
Camden Monument Place	Fairfax	VA	2007	856	368	97%	1,706	1.99	1,972	2.30
Camden Noma	Washington	DC	2014	769	321	97%	2,297	2.98	2,598	3.38
Camden Noma II	Washington	DC	2017	759	405	97%	2,403	3.17	2,723	3.59
Camden Potomac Yard (3)	Arlington	VA	2008	832	378	96%	2,104	2.53	2,435	2.93
Camden Roosevelt	Washington	DC	2003	856	198	95%	2,970	3.47	3,354	3.92
Camden Russett	Laurel	MD	2000	992	426	96%	1,539	1.55	1,778	1.79
Camden Shady Grove	Rockville	MD	2018	877	457	96%	1,777	2.03	2,010	2.29
Camden Silo Creek	Ashburn	VA	2004	975	284	97%	1,710	1.75	1,949	2.00
Camden South Capitol (4)	Washington	DC	2013	821	281	97%	2,365	2.88	2,730	3.32
Camden Washingtonian	Gaithersburg	MD	2018	870	365	96%	1,755	2.02	1,954	2.25
TOTAL DC METRO	19	Properties		922	6,862	97%	1,920	2.08	2,191	2.38

Camden Aventura	Aventura	FL	1995	1,108	379	96%	1,997	1.80	2,351	2.12
Camden Boca Raton	Boca Raton	FL	2014	843	261	98%	2,024	2.40	2,241	2.66
Camden Brickell (3)	Miami	FL	2003	937	405	96%	2,156	2.30	2,412	2.57
Camden Doral	Miami	FL	1999	1,120	260	98%	1,973	1.76	2,219	1.98
Camden Doral Villas	Miami	FL	2000	1,253	232	98%	2,127	1.70	2,408	1.92
Camden Las Olas (3)	Ft. Lauderdale	FL	2004	1,043	420	95%	2,124	2.04	2,409	2.31
Camden Plantation	Plantation	FL	1997	1,201	502	97%	1,721	1.43	1,990	1.66
Camden Portofino	Pembroke Pines	FL	1995	1,112	322	98%	1,795	1.61	2,088	1.88
Total Southeast Florida	8	Properties		1,079	2,781	97%	1,977	1.83	2,255	2.09

CAMDEN	COMMUNITY TABLE
Community statistics as of 3/31/2020

(Unaudited)							1Q20 Avg Monthly		1Q20 Avg Monthly
			Year Placed	Average	Apartment	1Q20 Avg	Rental Rates per		Revenue per Occupied
Community Name	City	State	In Service	Size	Homes	Occupancy	Home	Sq. Ft.	Home	Sq. Ft.

Camden Hunter's Creek	Orlando	FL	2000	1,075	270	97%	$1,485	$1.38	$1,732	$1.61
Camden Lago Vista	Orlando	FL	2005	955	366	96%	1,370	1.43	1,664	1.74
Camden LaVina	Orlando	FL	2012	969	420	97%	1,385	1.43	1,633	1.69
Camden Lee Vista	Orlando	FL	2000	937	492	96%	1,330	1.42	1,566	1.67
Camden North Quarter	Orlando	FL	2016	806	333	95%	1,578	1.96	1,719	2.13
Camden Orange Court	Orlando	FL	2008	817	268	96%	1,380	1.69	1,619	1.98
Camden Thornton Park	Orlando	FL	2016	920	299	94%	1,836	2.00	1,979	2.15
Camden Town Square	Orlando	FL	2012	983	438	96%	1,418	1.44	1,627	1.65
Camden Waterford Lakes (4)	Orlando	FL	2014	971	300	97%	1,463	1.51	1,750	1.80
Camden World Gateway	Orlando	FL	2000	979	408	97%	1,404	1.43	1,621	1.66
Total Orlando	10	Properties		944	3,594	96%	1,451	1.54	1,677	1.78

Camden Bay	Tampa	FL	1997/2001	943	760	96%	1,265	1.34	1,539	1.63
Camden Montague	Tampa	FL	2012	972	192	97%	1,359	1.40	1,642	1.69
Camden Pier District	St. Petersburg	FL	2016	989	358	96%	2,544	2.57	2,688	2.72
Camden Preserve	Tampa	FL	1996	942	276	94%	1,481	1.57	1,706	1.81
Camden Royal Palms	Brandon	FL	2006	1,017	352	96%	1,274	1.25	1,555	1.53
Camden Visconti (4)	Tampa	FL	2007	1,125	450	96%	1,413	1.26	1,664	1.48
Camden Westchase Park	Tampa	FL	2012	992	348	97%	1,473	1.48	1,781	1.79
Total Tampa	7	Properties		997	2,736	96%	1,513	1.52	1,767	1.77

TOTAL FLORIDA	25	Properties		1,001	9,111	96%	1,630	1.63	1,881	1.88

Camden Brookwood	Atlanta	GA	2002	916	359	94%	1,467	1.60	1,750	1.91
Camden Buckhead Square	Atlanta	GA	2015	827	250	95%	1,584	1.92	1,707	2.06
Camden Creekstone	Atlanta	GA	2002	990	223	97%	1,406	1.42	1,643	1.66
Camden Deerfield	Alpharetta	GA	2000	1,187	292	95%	1,464	1.23	1,692	1.43
Camden Dunwoody	Atlanta	GA	1997	1,007	324	96%	1,394	1.38	1,636	1.63
Camden Fourth Ward	Atlanta	GA	2014	844	276	97%	1,755	2.08	2,006	2.38
Camden Midtown Atlanta	Atlanta	GA	2001	935	296	97%	1,553	1.66	1,858	1.99
Camden Paces	Atlanta	GA	2015	1,408	379	97%	2,686	1.91	3,006	2.14
Camden Peachtree City	Peachtree City	GA	2001	1,027	399	95%	1,352	1.32	1,625	1.58
Camden Phipps (4)	Atlanta	GA	1996	1,016	234	96%	1,591	1.57	1,876	1.85
Camden Shiloh	Kennesaw	GA	1999/2002	1,143	232	96%	1,343	1.18	1,601	1.40
Camden St. Clair	Atlanta	GA	1997	999	336	96%	1,400	1.40	1,658	1.66
Camden Stockbridge	Stockbridge	GA	2003	1,009	304	97%	1,172	1.16	1,402	1.39
Camden Vantage	Atlanta	GA	2010	901	592	94%	1,485	1.65	1,665	1.85
TOTAL GEORGIA	14	Properties		1,014	4,496	96%	1,559	1.54	1,807	1.78

Camden Ballantyne	Charlotte	NC	1998	1,048	400	97%	1,304	1.24	1,544	1.47
Camden Cotton Mills	Charlotte	NC	2002	905	180	96%	1,507	1.66	1,756	1.94
Camden Dilworth	Charlotte	NC	2006	857	145	96%	1,503	1.75	1,731	2.02
Camden Fairview	Charlotte	NC	1983	1,036	135	96%	1,220	1.18	1,426	1.38
Camden Foxcroft	Charlotte	NC	1979	940	156	96%	1,095	1.16	1,333	1.42
Camden Foxcroft II	Charlotte	NC	1985	874	100	96%	1,199	1.37	1,440	1.65
Camden Gallery	Charlotte	NC	2017	743	323	97%	1,619	2.18	1,855	2.50
Camden Grandview	Charlotte	NC	2000	1,059	266	97%	1,707	1.61	1,923	1.82
Camden Grandview II	Charlotte	NC	2019	2,241	28	96%	3,408	1.52	3,497	1.56
Camden Sedgebrook	Charlotte	NC	1999	972	368	96%	1,162	1.20	1,390	1.43
Camden South End	Charlotte	NC	2003	878	299	97%	1,500	1.71	1,710	1.95
Camden Southline (4)	Charlotte	NC	2015	831	266	97%	1,607	1.93	1,855	2.23
Camden Stonecrest	Charlotte	NC	2001	1,098	306	96%	1,356	1.23	1,594	1.45
Camden Touchstone	Charlotte	NC	1986	899	132	97%	1,104	1.23	1,310	1.46
Total Charlotte	14	Properties		954	3,104	96%	1,418	1.49	1,648	1.73

Camden Asbury Village (4)	Raleigh	NC	2009	1,009	350	96%	1,276	1.26	1,492	1.48
Camden Carolinian (2)	Raleigh	NC	2017	1,118	186	Lease-Up	2,412	2.16	2,535	2.27
Camden Crest	Raleigh	NC	2001	1,014	438	96%	1,096	1.08	1,331	1.31
Camden Governor's Village	Chapel Hill	NC	1999	1,046	242	98%	1,143	1.09	1,393	1.33
Camden Lake Pine	Apex	NC	1999	1,066	446	96%	1,218	1.14	1,463	1.37
Camden Manor Park	Raleigh	NC	2006	966	484	97%	1,207	1.25	1,446	1.50
Camden Overlook	Raleigh	NC	2001	1,061	320	97%	1,313	1.24	1,559	1.47
Camden Reunion Park	Apex	NC	2000/2004	972	420	95%	1,102	1.13	1,323	1.36
Camden Westwood	Morrisville	NC	1999	1,027	354	92%	1,158	1.13	1,426	1.39
Total Raleigh	9	Properties		1,022	3,240	96%	1,257	1.23	1,485	1.45

TOTAL NORTH CAROLINA	23	Properties		989	6,344	96%	1,336	1.35	1,565	1.58

CAMDEN	COMMUNITY TABLE
Community statistics as of 3/31/2020

(Unaudited)							1Q20 Avg Monthly		1Q20 Avg Monthly
			Year Placed	Average	Apartment	1Q20 Avg	Rental Rates per		Revenue per Occupied
Community Name	City	State	In Service	Size	Homes	Occupancy	Home	Sq. Ft.	Home	Sq. Ft.

Camden Amber Oaks (4)	Austin	TX	2009	862	348	97%	$1,155	$1.34	$1,402	$1.63
Camden Amber Oaks II (4)	Austin	TX	2012	910	244	97%	1,216	1.34	1,484	1.63
Camden Brushy Creek (4)	Cedar Park	TX	2008	882	272	98%	1,221	1.38	1,355	1.54
Camden Cedar Hills	Austin	TX	2008	911	208	98%	1,333	1.46	1,595	1.75
Camden Gaines Ranch	Austin	TX	1997	955	390	97%	1,493	1.56	1,782	1.87
Camden Huntingdon	Austin	TX	1995	903	398	96%	1,232	1.36	1,486	1.65
Camden La Frontera	Austin	TX	2015	901	300	96%	1,284	1.42	1,511	1.68
Camden Lamar Heights	Austin	TX	2015	838	314	96%	1,562	1.86	1,781	2.13
Camden Rainey Street	Austin	TX	2016	873	326	93%	2,206	2.53	2,443	2.80
Camden Shadow Brook (4)	Austin	TX	2009	909	496	97%	1,209	1.33	1,359	1.50
Camden Stoneleigh	Austin	TX	2001	908	390	96%	1,334	1.47	1,562	1.72
Total Austin	11	Properties		897	3,686	97%	1,382	1.54	1,606	1.79

Camden Addison	Addison	TX	1996	942	456	96%	1,280	1.36	1,484	1.58
Camden Belmont	Dallas	TX	2010/2012	946	477	94%	1,491	1.58	1,736	1.84
Camden Buckingham	Richardson	TX	1997	919	464	97%	1,271	1.38	1,527	1.66
Camden Centreport	Ft. Worth	TX	1997	912	268	97%	1,230	1.35	1,483	1.63
Camden Cimarron	Irving	TX	1992	772	286	97%	1,268	1.64	1,499	1.94
Camden Design District (4)	Dallas	TX	2009	939	355	96%	1,428	1.52	1,573	1.68
Camden Farmers Market	Dallas	TX	2001/2005	932	904	96%	1,388	1.49	1,611	1.73
Camden Henderson	Dallas	TX	2012	966	106	97%	1,561	1.62	1,856	1.92
Camden Legacy Creek	Plano	TX	1995	831	240	97%	1,327	1.60	1,545	1.86
Camden Legacy Park	Plano	TX	1996	870	276	96%	1,319	1.52	1,541	1.77
Camden Panther Creek (4)	Frisco	TX	2009	946	295	97%	1,296	1.37	1,475	1.56
Camden Riverwalk (4)	Grapevine	TX	2008	989	600	96%	1,492	1.51	1,719	1.74
Camden Valley Park	Irving	TX	1986	743	516	97%	1,107	1.49	1,333	1.79
Camden Victory Park	Dallas	TX	2016	861	423	97%	1,698	1.97	1,937	2.25
Total Dallas/Ft. Worth	14	Properties		902	5,666	96%	1,368	1.52	1,592	1.76

Camden City Centre	Houston	TX	2007	932	379	95%	1,527	1.64	1,781	1.91
Camden City Centre II	Houston	TX	2013	869	268	95%	1,532	1.76	1,783	2.05
Camden Cypress Creek (4)	Cypress	TX	2009	993	310	97%	1,349	1.36	1,587	1.60
Camden Downs at Cinco Ranch (4)	Katy	TX	2004	1,075	318	97%	1,289	1.20	1,512	1.41
Camden Grand Harbor (4)	Katy	TX	2008	959	300	95%	1,203	1.25	1,428	1.49
Camden Greenway	Houston	TX	1999	861	756	97%	1,409	1.64	1,624	1.89
Camden Heights (4)	Houston	TX	2004	927	352	95%	1,536	1.66	1,772	1.91
Camden Highland Village	Houston	TX	2014/2015	1,175	552	86%	2,394	2.04	2,464	2.10
Camden Holly Springs	Houston	TX	1999	934	548	95%	1,243	1.33	1,454	1.56
Camden McGowen Station	Houston	TX	2018	1,004	315	93%	2,069	2.06	2,304	2.29
Camden Midtown	Houston	TX	1999	844	337	95%	1,553	1.84	1,808	2.14
Camden Northpointe (4)	Tomball	TX	2008	940	384	95%	1,164	1.24	1,413	1.50
Camden Oak Crest	Houston	TX	2003	870	364	94%	1,145	1.32	1,365	1.57
Camden Park	Houston	TX	1995	866	288	96%	1,116	1.29	1,338	1.55
Camden Plaza	Houston	TX	2007	915	271	95%	1,609	1.76	1,827	2.00
Camden Post Oak	Houston	TX	2003	1,200	356	97%	2,456	2.05	2,677	2.23
Camden Royal Oaks	Houston	TX	2006	923	236	96%	1,378	1.49	1,423	1.54
Camden Royal Oaks II	Houston	TX	2012	1,054	104	98%	1,610	1.53	1,657	1.57
Camden Spring Creek (4)	Spring	TX	2004	1,080	304	94%	1,246	1.15	1,474	1.37
Camden Stonebridge	Houston	TX	1993	845	204	96%	1,124	1.33	1,344	1.59
Camden Sugar Grove	Stafford	TX	1997	921	380	95%	1,205	1.31	1,428	1.55
Camden Travis Street	Houston	TX	2010	819	253	97%	1,507	1.84	1,752	2.14
Camden Vanderbilt	Houston	TX	1996/1997	863	894	95%	1,436	1.67	1,674	1.94
Camden Whispering Oaks	Houston	TX	2008	936	274	96%	1,253	1.34	1,471	1.57
Camden Woodson Park (4)	Houston	TX	2008	916	248	92%	1,208	1.32	1,434	1.57
Camden Yorktown (4)	Houston	TX	2008	995	306	93%	1,197	1.20	1,423	1.43
Total Houston	26	Properties		947	9,301	95%	1,472	1.55	1,682	1.78

TOTAL TEXAS	51	Properties		924	18,653	96%	1,423	1.54	1,639	1.77

TOTAL PROPERTIES	164	Properties		959	56,112	96%	$1,597	$1.66	$1,836	$1.91

(1) Formerly known as Camden Hayden.
(2) Completed communities in lease-up as of March 31, 2020 are excluded from total occupancy numbers.
(3) Communities under redevelopment as of March 31, 2020.
(4) Communities owned through investment in joint venture. Pro-Rata ownership is 31.3%.